As filed with the Securities and Exchange Commission on February 26, 1997
                                       Registration Statement No. 333-
--------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                         DEAN WITTER, DISCOVER & CO.
            (Exact name of registrant as specified in its charter)




          Delaware                                 36-3145972
       -------------                             --------------
  (State or other jurisdiction of                (IRS Employer
   incorporation or organization)            Identification Number)


                          Two World Trade Center
                         New York, New York  10048
                              (212) 392-2222
(Address and telephone number of registrant's principal executive offices)
--------------------------------------------------------------------------


                        Christine A. Edwards, Esq.
               Executive Vice President and General Counsel
                       Dean Witter, Discover & Co.
                          Two World Trade Center
                                66th Floor
                         New York, New York  10048
                              (212) 392-2222
         (Name, address and telephone number of agent for service)
         ---------------------------------------------------------
                                Copies to:



          Joseph W. Armbrust, Esq.              Timothy G. Hoxie, Esq.
              Brown & Wood LLP            Heller, Ehrman, White & McAuliffe
           One World Trade Center                   333 Bush Street
         New York, New York  10048              San Francisco, CA 94104
               (212) 839-5300                        (415) 772-6000

                        ------------------------------

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
     If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                      Calculation of Registration Fee


                                         Proposed Maximum    Proposed Maximum
                                         Offering Price Per  Aggregate Offering
Title of Securities  Amount to be        Share (1)           Price                Amount of
to be Registered     Registered                                                   Registration Fee
Common Stock, par
value $.01 per       858,800 shares      $41.75              $35,854,900          $10,865.12
share
Rights to Purchase
Series A Junior
Participating        429,400 rights      N/A                 N/A                  N/A
Preferred Stock (2)


(1) Estimated solely for purposes of determining the registration fee and calculated pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices reported on the New York Stock Exchange as of February 21, 1997.
(2) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock.

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


              SUBJECT TO COMPLETION, DATED FEBRUARY 26, 1997
PROSPECTUS
                       DEAN WITTER, DISCOVER & CO.
                      858,800 SHARES OF COMMON STOCK

     This Prospectus relates to the offer and sale from time to time by the selling stockholders named herein (the "Selling Stockholders") of a total of up to 858,800 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"),of Dean Witter, Discover & Co., a Delaware corporation (the "Company"). The Company will not receive any of the proceeds of the sale of the Shares.

     The Common Stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol "DWD". The closing price of the Common Stock on February 21, 1997 on the NYSE was $41.25 per share.

     The Selling Stockholders or certain other persons directly or through agents, brokers or dealers designated from time to time may sell Shares from time to time, on terms to be determined at the time of sale. See "Plan of Distribution."

     The Company has agreed to bear all expenses of registration of the Shares under federal and state securities laws. The Company and the Selling Stockholders have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").
                             _________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            __________________

              The date of this Prospectus is _________, 1997.


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER MADE THROUGH THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN OR THEREIN OR AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.


                  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission ("Commission") are hereby incorporated in and made a part of this Prospectus by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

(c) The Company's Current Reports on Form 8-K dated January 4, 1996, January 8, 1996, January 23, 1996, April 18, 1996, July 18, 1996, October
23, 1996, January 22, 1997, February 4, 1997 (2) and February 20, 1997.

(d) The description of the Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Company's Forms 8 dated February 11, February 21 and February 22, 1993.

(e) The description of the Company's Shareholder Rights Plan contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995.

     All documents subsequently filed by the Company pursuant to Section 13(a), Section 13(c), Section 14 and Section 15 of the Exchange Act prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). Requests should be directed to The Office of Investor Relations and Shareholder Services, Dean Witter, Discover & Co., Two World Trade Center, 56th Floor, New York, New York 10048 (telephone number 212-392-1328).

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied in the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Ill 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain reports, proxy material and other information can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104, on which exchanges the Common Stock is listed. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The address of such site is http://www.sec.gov.

     Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus is a part) filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, please refer to the Registration Statement, including documents incorporated by reference therein and the exhibits and schedules thereto, which is available for copying and inspection as set forth above. Statements contained in this Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each statement shall be deemed qualified in its entirety by such reference.

                                THE COMPANY

     The Company is a diversified financial services organization that provides a broad range of nationally marketed credit and investment products, with a primary focus on individual customers. The Company has two principal lines of business: credit services and securities. Its credit services business consists primarily of the issuance, marketing and servicing of general purpose credit cards. The Company is the largest single domestic issuer of general purpose credit cards as measured by number of accounts and cardmembers. Discover(Registered Trademark) Card is the Company's most widely held proprietary general purpose credit card and generated a majority of the credit service business' revenues and net income in 1996. The Company's securities business is conducted primarily through its wholly-owned subsidiaries, Dean Witter Reynolds Inc. ("DWR") and Dean Witter InterCapital Inc. ("InterCapital"). DWR is a full-service securities firm that engages in a wide variety of securities activities, with a particular focus on serving the investment needs of its individual clients through its approximately 9,000 account executives. DWR is among the largest members of the NYSE and is a member of other major securities, futures and options exchanges. InterCapital, with total assets of $90 billion under management or administration as of December 31, 1996, is one of the largest asset management operations in the United States. The Company's principal executive offices are located at Two World Trade Center, New York, New York 10048 (telephone number 212-392-2222).

                            RECENT DEVELOPMENTS

     On February 5, 1997, the Company and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. The combined company would be a preeminent global financial services firm with a market capitalization of approximately $21 billion (as of the time of the merger announcement) and with leading market positions in the securities, asset management and credit services businesses. The new company will be named Morgan Stanley, Dean Witter, Discover & Co. The merger would combine the Company's strength in retail distribution, asset management and credit services with Morgan Stanley's strengths in investment banking and institutional sales and trading. Through a network of 28 principal offices in 19 countries, Morgan Stanley offers a complete range of financial services to sovereign governments, corporations, institutions and individuals. A leader in investment banking since its formation in 1935, Morgan Stanley ranked first in the world in mergers and acquisition advisory assignments and held a leading position in debt and equity underwriting in 1996. In asset management, the combination would result in a business that manages more than $270 billion of assets on a pro forma basis. Under the terms of the merger agreement unanimously approved by the Boards of both companies, each of Morgan Stanley's common shares will be exchanged for
1.65 of the Company's common shares. Morgan Stanley preferred shares outstanding at the date of the merger will be exchanged for preferred shares of the Company having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be a tax-free exchange and accounted for as a pooling of interests and is subject to customary closing conditions, including certain regulatory approvals and the approvals of shareholders of both companies. Pursuant to the pooling of interests method of accounting, prior to the time of closing, each company will formally rescind any stock repurchase authorizations existing at that time.

                              USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares, but will bear certain of the expenses thereof. See "Plan of Distribution" below.

                           SELLING STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to the Common Stock owned by them.


Name of Selling Stockholder      Beneficial Ownership of Common Stock
                                     Before                       After
                                   Offering(1)   Offered(1)    Offering(1)(2)

The 1994 Roach Family Trust        887,082        405,747         481,335
The Thomas F. White 1991 Trust     841,001        359,666         481,335
Robert Angle                        93,387         93,387            0

     Total Offered                                858,800

__________________
(1) In each case, less than 1% of shares outstanding based upon 321,218,945 shares of the Company's Common Stock outstanding as of January 31, 1997.

(2) Because each of the Selling Stockholders may sell pursuant to this Prospectus all or only a portion of the Shares owned by each, no estimate can be given as to the amount of Common Stock that will be owned by each upon termination of this offering. For purposes of this table, it has been assumed that each Selling Stockholder will sell all of its offered shares.

     None of the Selling Stockholders has held any position or office or had any other material relationship with the Company or any of its affiliates within the past three years except as set forth in the following two paragraphs.

     V. Eric Roach ("Roach"), Trustee of The 1994 Roach Family Trust (the "Roach Trust"), was a founder of Lombard Brokerage, Inc. ("Lombard"), and its President and Chief Executive Officer for more than the past three years, until the Company, through a wholly-owned subsidiary, acquired Lombard in January 1997 (the "Acquisition"). Roach also served as a director of Lombard for more than the past three years until the
Acquisition.   In connection with the Acquisition, Roach entered into an
employment agreement with Lombard pursuant to which Roach continues to serve as Chairman of the Board of Directors and Chief Executive Officer of Lombard. As of the date of this Prospectus, Roach is not the beneficial owner of any shares of Common Stock, other than the shares held by the Roach Trust.

     Thomas F. White ("White"), Trustee of The Thomas F. White 1991 Trust (the "White Trust"), was a founder of Lombard and Chairman of its Board of Directors within the past three years. He currently holds no positions with Lombard. As of the date of this Prospectus, White is not the beneficial owner of any shares of Common Stock, other than the shares held by the White Trust.

     Robert Angle was a director of Lombard within the last three years. He currently holds no positions with Lombard.

                           PLAN OF DISTRIBUTION

      The Shares may be offered by the Selling Stockholders, directly or indirectly, from time to time in on or more transactions which may be effected in any legally available manner, including without limitation on the NYSE or the Pacific Stock Exchange, in negotiated transactions, on terms to be determined at the time of sale, at fixed prices which may be changed, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may also distribute shares to family members or
charities.   The Selling Stockholders may effect such transactions by
selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders, and any agent or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on their resale of the Shares may be deemed to be underwriting
commissions or discounts under the Securities Act.   In addition, any of the
Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers.

     The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents (which will be described in an applicable prospectus supplement to the extent required). The Company and the Selling
Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                               LEGAL MATTERS

     The validity of the shares of Common Stock (including related rights under the Company's Shareholder Rights Plan) offered hereby will be passed upon by Brown & Wood LLP.


                                  EXPERTS

     The consolidated financial statements and related supplemental schedules of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein, and have been so incorporated by reference in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, June 30 and September 30, 1996 and 1995 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements (and related supplemental schedules) of Morgan Stanley and its subsidiaries incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed February 20, 1997 have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated by reference herein. Such consolidated financial statements (and related supplemental schedules) have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be borne by the Company in connection with the issuance and distribution of the securities being registered are estimated as follows:



SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . .                 $  10,865.12
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .                    10,000.00
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .                    10,000.00
Printing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .                     5,000.00
Transfer Agent and Registrar Fees . . . . . . . . . . . . . . . . . . .                     5,000.00
Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . . . . . .                     4,134.88

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 $  45,000.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware (the "GCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.

     The Company's Amended and Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-Laws provide in effect that the Company shall indemnify its directors and officers, and may indemnify its employees, to the extent permitted by Section 145 of the GCL. Section 145 of the GCL provides that a Delaware corporation has the power to indemnify its directors, officers and employees in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer or employee, or former director or officer or employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer or employee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer or employee had no cause to believe that his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer or employee, or former director or officer or employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer or employee of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

       The Company has in effect insurance policies in the amount of $75 million for general officers' and directors, liability insurance and $25 million for fiduciary liability insurance covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

ITEM 16.  EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Company's Registration Statement
        No. 33-56104 on Form S-1 and incorporated herein by reference.

4.2 Certificate of Designation of the Company relating to the Company's Series A Junior Participating Preferred Stock. Filed as Exhibit 3(b) to the Company's Registration Statement No. 33-92172 on Form S-3 and incorporated herein by reference.

4.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 24, 1995. Filed as Exhibit 3(c) to the Company's Registration Statement No. 33-92172 on Form S-3 and incorporated herein by reference.

4.4     Amended and Restated By-Laws.  Filed as Exhibit 3 to the
        Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference.

4.5 Rights Agreement, dated as of April 25, 1995, between Dean Witter, Discover & Co. and Chemical Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to
        Exhibit 1 to the Company's Registration Statement on Form 8-A dated April 26, 1995.

5.1     Opinion of Brown & Wood LLP.

15.1 Letter of awareness from Deloitte & Touche LLP concerning unaudited interim financial information.

23.1 Consent of Deloitte & Touche LLP as to financial statements of the Company for the year ended December 31, 1995.

23.2    Consent of Brown & Wood LLP (included as part of Exhibit
        5.1).

23.3    Consent of Ernst & Young LLP.

24.1    Powers of Attorney (included in Part II of the
        Registration Statement under the caption "Signatures").


ITEM 17.  UNDERTAKINGS.

       (a)    The undersigned Company hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

       (d)  The undersigned hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 26th day of February, 1997.

                                     DEAN WITTER, DISCOVER & CO.

                                     By:  /s/ Philip J. Purcell
                                          Philip J. Purcell
                                          Chairman of the Board and
                                          Chief Executive Officer


                            POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Christine
A. Edwards, Mitchell M. Merin, Ronald T. Carman and Michael T. Gregg, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 26th day of February, 1997.

     SIGNATURES                            TITLE


/s/ Philip J. Purcell               Chairman of the Board, Chief
_______________________             Executive Officer and
Philip J. Purcell                   Director (Principal Executive
                                    Officer)


/s/ Thomas C. Schneider             Executive Vice President and
_______________________             Chief Financial Officer
Thomas C. Schneider                 (Principal Financial Officer)


/s/  Robert P. Seass                Senior Vice President and
_______________________             Controller (Principal
Robert P. Seass                     Accounting Officer)


/s/ Nancy Kassebaum Baker           Director
_______________________
Nancy Kassebaum Baker


/s/ Edward A. Brennan               Director
_______________________
Edward A. Brennan


/s/ Alfred C. DeCrane, Jr.          Director
_______________________
Alfred C. DeCrane, Jr.


/s/ Robert M. Gardiner              Director
_______________________
Robert M. Gardiner


/s/ C. Robert Kidder                Director
_______________________
C. Robert Kidder


/s/ Miles L. Marsh                  Director
_______________________
Miles L. Marsh


/s/ Michael A. Miles                Director
_______________________
Michael A. Miles


/s/ Sybil C. Mobley                 Director
_______________________
Sybil C. Mobley


/s/ Clarence B. Rogers, Jr.         Director
_______________________
Clarence B. Rogers, Jr.



                          EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Company's Registration Statement
       No. 33-56104 on Form S-1 and incorporated herein by reference.

4.2 Certificate of Designation of the Company relating to the Company's Series A Junior Participating Preferred Stock. Filed as Exhibit 3(b) to the Company's Registration Statement No. 33-92172 on Form S-3 and incorporated herein by reference.

4.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 24, 1995. Filed as Exhibit 3(c) to the Company's Registration Statement No. 33-92172 on Form S-3 and incorporated herein by reference.

4.4    Amended and Restated By-Laws.  Filed as Exhibit 3 to the
       Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference.

4.5 Rights Agreement, dated as of April 25, 1995, between Dean Witter, Discover & Co. and Chemical Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to
       Exhibit 1 to the Company's Registration Statement on Form 8-A dated April 26, 1995.

5.1    Opinion of Brown & Wood LLP.

15.1 Letter of awareness from Deloitte & Touche LLP concerning unaudited interim financial information.

23.1 Consent of Deloitte & Touche LLP as to financial statements of the Company for the year ended December 31, 1995.

23.2   Consent of Brown & Wood LLP (included as part of Exhibit
       5.1).

23.3   Consent of Ernst & Young LLP.

24.1   Powers of Attorney (included in Part II of the
       Registration Statement under the caption "Signatures").



                                                      EXHIBIT 5.1



                                                        February 26, 1997



Dean Witter, Discover & Co.
Two World Trade Center
New York, New York  10048

Ladies and Gentlemen:

       We are special counsel to Dean Witter, Discover & Co., a Delaware corporation (the "Company"), in connection with the proposed offering by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 858,800 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), and the related 429,400 Rights to Purchase Series A Junior Participating Preferred Stock ("Rights") issued to the Selling Stockholders in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of December 20, 1996, by and among the Company, the Selling Stockholders and various other parties.

       This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

       In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 relating to the Shares and the Rights to be filed with the Securities and Exchange Commission under the Securities Act (together with all exhibits thereto, the "Registration Statement"), (ii) the Amended and Restated Certificate of Incorporation of the Company as currently in effect, (iii) the By-laws of the Company as currently in effect, (iv) specimens of the certificates to be used to represent the Shares and (v) resolutions of the Board of Directors of the Company relating to the authorization of the issuance of the Shares and the Rights and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

       Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

       1. The Shares have been duly authorized, validly issued, fully paid and nonassessable.

       2. The Rights have been duly authorized by all necessary corporate action of the Company and are validly issued.

       We do not purport to be experts on, and we are not expressing an opinion with respect to, laws other than the laws of the United States and the State of New York and the General
Corporation Law of the State of Delaware.

       We hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement and the reference to the use of our firm name under the caption "Legal Matters" therein.

                                       Very truly yours,


                                       Brown & Wood LLP

                                                  EXHIBIT 15.1



To the Directors and Shareholders of
       Dean Witter, Discover & Co.:


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Dean Witter, Discover & Co. and subsidiaries for the periods ended March 31, 1996 and 1995, June 30, 1996 and 1995, and September 30, 1996 and 1995, as indicated in our reports dated May 15, 1996, August 14, 1996, and November 13, 1996, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, are being used in this Registration Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within meaning of Sections 7 and 11 of that Act.


Deloitte & Touche LLP

New York, New York
February 26, 1997

                                                        EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dean Witter, Discover & Co. ("DWDC") on Form S-3 (relating to the registration of 858,800 shares of common stock and 429,400 rights to purchase series A junior participating preferred stock) of our reports dated February 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of DWDC for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

New York, New York
February 26, 1997

                                                     EXHIBIT 23.3


CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 4, 1996 and February 23, 1996 with respect to the consolidated financial statements and financial statement schedule, respectively, of Morgan Stanley Group Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Dean Witter, Discover & Co. for the registration of 858,000 shares of its common stock, par value $.01 per share, and 429,400 rights to purchase Series A Junior Participating Preferred Stock.


                                                 ERNST & YOUNG LLP

New York, New York
February 26, 1997